EXHIBIT 10.10

			      PROMISSORY NOTE

$108,973.00                                          Los Angeles, California
							     January 1, 1996


   FOR VALUE RECEIVED, the undersigned JOSHUA LEVY ("Debtor"), promises to pay to HEMABIOLOGICS, INC., a California corporation (Holder"), or order, the principal sum of One Hundred Eight Thousand, Nine Hundred Seventy-Three and 00/100 Dollars ($108,973.00), together with interest on the unpaid principal balance of this note, until paid in full initially at the rate of nine and one-quarter percent (9.25%) per annum. The per annum interest rate shall be adjusted on the first day of each January, April, July and October of each year (commencing April 1, 1996) to be equal to one-half percentage point in excess of the announced per annum prime rate or designated rate of interest as of each such date for unsecured borrowings to commercial cust-omers of the financial institution with which HemaCare Corporation maintains a corporate line of credit facility, or in the absence of any such line of credit, of Bank of America, N.T. & S.A., but in no event in excess of the maximum rate of interest permitted by applic able law. Interest shall be computed on the premise that a year consists of 360 days and that each month consists of 30 days.

     Principal and interest shall be payable to Holder at:
4954 Van Nuys Boulevard, Sherman Oaks, California 91403, or at such other place as the holder of this note may designate in writing to Debtor, in annual installments of Fifteen Thousand and 00/100 Dollars ($15,000.00) due each January 31, commencing with January 31, 1996, until January 31, 2000, on which date all principal and accrued interest shall be due and payable. All payments hereunder shall be applied first to the payment of accrued interest and the balance to the payment of principal. All payments hereunder shall be made in lawful currency of the United States of America. This note may be prepaid in whole or in part at any time without penalty.
     If any legal action is required to collect this note, the holder shall be entitled to collect all reasonable costs and expenses of such action, including but not limited to reasonable attorneys' fees.
     This note is secured by collateral described in that certain Pledge Agreement, dated the date hereof, between Debtor and Holder (the "Pledge Agreement"), and this note may be accelerated as provided in the Pledge Agreement.
     The failure of the holder to exercise any option to accelerate this note as provided herein or in the Pledge Agreement, or to exercise any other option or remedy available to the holder hereunder, under the Pledge Agreement or under applicable law, in any one or more instances, or the acceptance by the holder of partial payments or partial performance, shall not constitute a waiver of such option or remedy or of any default by Debtor, and all such options and remedies shall remain continuously in force. Acceleration of maturity, once claimed hereunder by the holder, may at the holder's option be rescinded by written acknowledgment to that effect, but the tender and acceptance of partial payment or partial performance shall not in any way affect or rescind such acceleration of maturity.

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     Presentment, diligence, dishonor, notice of dishonor, protest and all other notices of any kind (except to the extent expressly required by this note), and, to the fullest extent permitted by law, the right to plead any applicable statute of limitations as a defense to any demand hereunder, are hereby waived by all makers, sureties, guarantors and endorsers, and this waiver shall be binding upon their successors and permitted assigns.
     It is the express intent of the parties hereto that Debtor not pay and the holder of this note not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be legally paid by Debtor to any holder of this note under applicable laws. If, under any circumstances whatsoever, any such holder shall ever receive anything of value that shall be deemed excessive interest under applicable laws, such excessive interest shall be applied to reduce the principal balance hereunder or to any other principal indebtedness of Debtor to any such holder and not to the payment of interest, or, if such excessive interest exceeds such unpaid balance of principal or such other indebtedness, such excess shall be refunded to Debtor.
     Any notice to Debtor in connection with this note shall be in writing and shall be delivered in person or by first class mail, certified or registered, return receipt requested, postage prepaid, addressed to Debtor in care of HemaCare Corporation at 4954 Van Nuys Boulevard, Sherman Oaks, California 91423; or to such other address as Debtor may from time to time designate by notice to the holder of this note. Any notice to the holder of this note in connection with this note shall be in writing and shall be in person or by first class mail, certified or registered, return receipt requested, postage prepaid, addressed to the holder at the address set forth in the second paragraph of this note; or to such other address as the holder may from time to time designate by notice to Debtor. Notices sent by certified or registered mail shall be deemed given at the earlier of the time of its receipt by the addressee and five (5) days after its mailing, and notices given in person shall be deemed given upon delivery.
    This note shall be governed in all respects by the laws of the State of California without giving effect to conflict of laws rules or principles.
     IN WITNESS WHEREOF, this note has been executed and delivered at Los Angeles, California, as of the date set forth above.


			      By: /s/ Joshua Levy
				 -------------------
				  Joshua Levy



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